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                                                                      EXHIBIT 21



                             THE LEAP GROUP, INC.


                        SUBSIDIARIES OF THE REGISTRANT

THE LEAP PARTNERSHIP, INC., AN ILLINOIS CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF THE REGISTRANT.

LILYPAD SERVICES, INC., AN ILLINOIS CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF THE REGISTRANT.

TADPOLE PRODUCTIONS, INC., AN ILLINOIS CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF THE REGISTRANT.

QUANTUM LEAP COMMUNICATIONS, INC., A DELAWARE CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF THE REGISTRANT.

BAR TV, INC., A DELAWARE CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF THE REGISTRANT.

YAR COMMUNICATIONS, INC., A DELAWARE CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF THE REGISTRANT.